                              AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT
                        Franklin Templeton Services, LLC
                 Commonwealth Annuity and Life Insurance Company
       (formerly "Allmerica Financial Life Insurance and Annuity Company")

     THIS AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made by and between Franklin Templeton Services, LLC (the "Fund Administrator") and Commonwealth Annuity and Life Insurance Company ("Commonwealth Annuity" formerly Allmerica Financial Life Insurance and Annuity Company "AFLIAC") (Commonwealth Annuity is hereinafter refers to in this Agreement as the "Company").

     WHEREAS, The Company, First Allmerica Financial Life Insurance Company ("FAFLIC") and the Fund Administrator have entered into an Administrative Services Agreement, dated as of December 1, 2000 and subsequently amended May 1, 2002 (the "Prior Agreement"), concerning certain administrative services with respect to each series ("Fund" or "Funds") of Franklin Templeton Variable Insurance Products Trust (the "Trust") listed on the Schedule B of the Prior Agreement;

     WHEREAS, in connection with the acquisition of AFLIAC by The Goldman Sachs Group, Inc., the name of Allmerica Financial Life Insurance and Annuity Company was changed to Commonwealth Annuity and Life Insurance Company effective as of September 25, 2006;

     WHEREAS, Commonwealth Annuity and FAFLIC each desires to enter into a separate Administrative Services Agreement with the Fund Administrator for their variable life or variable annuity insurance contracts covered by the Agreement, respectively.

     NOW, THEREFORE, in consideration of past and prospective business relations, the Fund Administrator and the Company agree to replace the Prior Agreement in its entirety with two amended and restated agreements, with this Agreement created for Commonwealth Annuity as follows:

1. ADMINISTRATIVE SERVICES. Administrative services for the Company's Separate Accounts (the "Account" or "Accounts") which invest in the Funds pursuant to the Participation Agreement, and administrative services for purchasers of variable life and annuity contracts (the "Contracts") issued by the Company through the Accounts, are and shall be the responsibility of the Company. Administrative services with respect to the Funds in which the Accounts invest, and for purchasers of shares of the Funds, are and shall be the responsibility of the Fund Administrator or its affiliates. The Company has agreed to assist the Fund Administrator, as the Fund Administrator may request from time to time, with the provision of administrative services ("Administrative Services") to the Funds, on a sub-administration basis, as they may relate to the investment in the Funds by the Accounts. It is anticipated that the Administrative Services may include, but may not be limited to, the services listed on Schedule A.

2. ADMINISTRATIVE EXPENSE PAYMENTS. The Fund Administrator recognizes the Company, on behalf of the Accounts, as the shareholder of shares of the Funds purchased under the Participation Agreement on behalf of the Accounts. The Fund Administrator further recognizes that it will derive a substantial administrative convenience by virtue of having the Company be the shareholder of record of shares of the Funds purchased under the Participation Agreement, rather than multiple shareholders having record ownership of such shares. The Fund Administrator recognizes that the Company will provide administrative services necessary to facilitate investment in the Funds.

In consideration of the Administrative Services provided by the Company and the administrative convenience resulting to the Fund Administrator described above, the Fund Administrator agrees to pay the Company a fee as set forth in Schedule B.

3. COMPUTATION OF ADMINISTRATIVE EXPENSE PAYMENTS. As soon as practicable after the end of each quarter, the Company will send the Fund Administrator, at the address indicated in this Paragraph 3 and in the manner set forth below, a statement of the average daily net assets for the preceding quarter, of shares of the Fund as to which the fee stated in Schedule B is to be calculated. The Fund Administrator will calculate and pay the Company its fee within thirty (30) days after the end of the three-month periods ending in January, April, July and October. Such payment will be by wire transfer unless the amount thereof is less than $500. Wire transfers will be sent to the bank account and in the manner specified by the Company. Such wire transfer will be separate from wire transfers of redemption proceeds and distributions. Amounts less than $500 shall be paid by check or by another method acceptable to both parties.

For purposes of this Paragraph 3, the average daily net asset value of the shares of a Fund will be based on the net assets reported by the Trust on behalf of each Fund to the Company. No adjustments will be made to such net assets to correct errors in the net asset value so reported for any day unless such error is corrected and the corrected net asset value per share is reported to the Company before 5:00 p.m. Eastern time on the first Business Day after the day to which the error relates. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

For purposes of this Paragraph 3, the address shall be Corporate Accounting, Franklin Resources, One Franklin Parkway, San Mateo, California 94403;
Attention: Mike Corcoran, Manager.

4. CONFIDENTIALITY OF PAYMENT RATE. The Company acknowledges that the rate and amount of payments to be made to the Company under this Agreement are proprietary and confidential information of the Fund Administrator and its affiliates, and that disclosure of this information to third parties may cause damage to Fund Administrator or its affiliates. The Company agrees to take any and all reasonable actions to limit disclosure of this information to only those of its employees, officers, consultants and agents who need the information in order to perform their duties, and to notify such persons of the terms of this paragraph. In the event any other party seeks to compel disclosure of confidential information through judicial or administrative process, then the Company shall promptly give the Fund Administrator written notice of such demand and, if requested by the Fund Administrator, shall cooperate in the Fund Administrator's efforts to challenge or limit any such disclosure. Violation of the confidentiality provision shall be grounds for immediate termination of the Agreement by the Fund Administrator in its sole discretion. Nothing in this Agreement shall prevent the Company from disclosing the existence of this Agreement in the Contracts' prospectuses or elsewhere.

5. NATURE OF PAYMENTS. The parties to this Agreement recognize and agree that the Fund Administrator's payments to the Company relate to Administrative Services only and do not constitute payment in any manner for investment advisory services, for costs of distribution of Contracts or of shares of the Fund, or for services that the Company is otherwise required to perform, and that these payments are not otherwise related to investment advisory or distribution services or expenses. The amount of the payments made by the Fund Administrator to the Company under this Agreement shall not be deemed to be conclusive with respect to actual administrative expenses incurred by the Company or savings of the Fund Administrator.

6. NOTICE. Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth in Schedule C of this Agreement or at such other address as such party may from time to time specify in writing to the other party. The quarterly statements called for in Paragraph 3 above should be sent to the Fund Administrator at the address specified in Paragraph 3.

7. TERMINATION. This Agreement may be terminated upon thirty (30) days' written notice from one party to the other party.

8. REPRESENTATION. The Company represents and agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services, and will otherwise comply with all laws, rules and regulations applicable to Administrative Services.

9. AMENDMENT. This Agreement may be amended only upon mutual agreement of the parties hereto in writing.

10. ASSIGNMENT. This Agreement shall not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such limitation shall not apply should the Fund Administrator cease to be the fund administrator for the Trust and the successor fund administrator for the Trust is willing to assume Fund Administrator's responsibilities hereunder.

11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same instrument.

12. ENTIRE AGREEMENT. This Agreement, together with the attached Schedules, contains the entire agreement among the parties with respect to the matters dealt with herein, and supersedes any prior or inconsistent agreements, documents, understandings or arrangements among the parties with respect to the subject matter of this Agreement, including, but not limited to, the Administrative Services Agreement, dated December 1, 2000 and any amendment thereof, among Franklin Templeton Services, Inc., Allmerica Financial Life Insurance and Annuity Company and First Allmerica Financial Life Insurance Company.

13. INDEMNIFICATION. This Agreement will be subject to the indemnification provisions of the Participation Agreement.

14. ARBITRATION. In the event of a dispute concerning any provision of this Agreement, either party may require the dispute to be submitted to binding arbitration under the commercial arbitration rules of the American Arbitration Association. Each party will pay its own costs and expenses. Judgment upon any arbitration award may be entered by any court having jurisdiction. This Agreement shall be interpreted in accordance with the laws of the state of California and shall be subject to any applicable federal securities laws.

15. TRUST NOT A PARTY. The parties to this Agreement acknowledge and agree that the Trust is not directly or indirectly a party to this Agreement. If, however, the Trust shall be so deemed, the parties to this Agreement acknowledge and agree that any liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied out of the assets of the Trust and that no trustee, officer, agent or holder of shares of beneficial interest of the Trust or any Fund will be personally liable for such liabilities. No Fund of the Trust will be liable for the obligations or liabilities of any other Fund.

This Agreement is executed as of April 3, 2007.

                                        FRANKLIN TEMPLETON SERVICES, LLC


                                        By:
                                            ------------------------------------
                                        Name: Thomas Regner
                                        Title: Vice President


                                        COMMONWEALTH ANNUITY AND LIFE
                                        INSURANCE COMPANY


                                        By:
                                            ------------------------------------
                                        Name: Michael Reardon
                                        Title: President and Chief Executive
                                               Officer

                                   SCHEDULE A

                             ADMINISTRATIVE SERVICES

MAINTENANCE OF BOOKS AND RECORDS

- Assist as necessary to maintain book entry records on behalf of the Funds regarding issuance to, transfer within (via net purchase orders) and redemption by the Accounts of Fund shares.

- Maintain general ledgers regarding the Accounts' holdings of Fund shares, coordinate and reconcile information, and coordinate maintenance of ledgers by financial institutions and other contract owner service providers.

COMMUNICATION WITH THE FUNDS

- Serve as the designee of the Funds for receipt of purchase and redemption orders from the Account and to transmit such orders, and payment therefor, to the Funds.

- Coordinate with the Funds' agents respecting daily valuation of the Funds' shares and the Accounts' units.

-    Purchase Orders

     -    Determine net amount available for investment in the Funds.

     - Deposit receipts at the Funds' custodians (generally by wire transfer).

     - Notify the custodians of the estimated amount required to pay dividends or distributions.

-    Redemption Orders

     -    Determine net amount required for redemptions by the Funds.

     -    Notify the custodian and Funds of cash required to meet payments.

- Purchase and redeem shares of the Funds on behalf of the Accounts at the then-current price in accordance with the terms of each Fund's then current prospectus.

- Assistance in enforcing procedures adopted on behalf of the Trust to reduce, discourage, or eliminate market timing transactions in a Fund's shares in order to reduce or eliminate adverse effects on a Fund or its shareholders.

PROCESSING DISTRIBUTIONS FROM THE FUNDS

-    Process ordinary dividends and capital gains.

-    Reinvest the Funds' distributions.

REPORTS

- Periodic information reporting to the Funds, including, but not limited to, furnishing registration statements, prospectuses or private offering memorandum, statements of additional information, reports, solicitations for instructions, disclosure statements, sales or promotional materials and any other filings with the Securities and Exchange Commission with respect to the Accounts invested in the Funds, if necessary.

- Periodic information reporting about the Funds to contract owners, including necessary delivery of the Funds' prospectus and annual and semi-annual reports.

FUND-RELATED CONTRACT OWNER SERVICES

- Maintain adequate fidelity bond or similar coverage for all Company officers, employees, investment advisors and other individuals or entities controlled by the Company who deal with the money and/or securities of the Funds.

- Provide general information with respect to Fund inquiries (not including information about performance or related to sales).

- Provide information regarding performance of the Funds and the subaccounts of the Accounts.

- Oversee and assist the solicitation, counting and voting or contract owner voting interests in the Funds pursuant to Fund proxy statements.

OTHER ADMINISTRATIVE SUPPORT

- Provide other administrative and legal compliance support for the Funds as mutually agreed upon by the Company and the Funds or the Fund Administrator.

- Relieve the Funds of other usual or incidental administrative services provided to individual contract owners.

                                   SCHEDULE B

                         ADMINISTRATIVE EXPENSE PAYMENT

     The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

                                                                                                        DATE OF
                                                                                                     BEGINNING OF
                                                                                                      PERIOD FOR
                                  PRODUCT NAME/                 FUNDS OF THE TRUST             FEE    COMPUTATION
 #           COMPANY             REGISTRATION NO.        (ALL CLASS 2 SHARES UNLESS NOTED)    RATE      OF FEE
-----------------------------------------------------------------------------------------------------------------
1.    Commonwealth           Commonwealth Annuity      Franklin Growth and Income             0.10%    08/01/06
      Annuity and Life       Advantage                 Securities Fund
      Insurance Company      33-39702                  Franklin Large Cap Growth Securities
                                                       Fund
                                                       Franklin Small-Mid Cap Growth
                                                       Securities Fund
                                                       Mutual Shares Securities Fund
                                                       Templeton Foreign Securities Fund

2.    Commonwealth           Commonwealth Annuity      Franklin Large Cap Growth Securities   0.10%    08/01/06
      Annuity and Life       Estate Optimizer          Fund
      Insurance Company      333-58385                 Franklin Small-Mid Cap Growth
                                                       Securities Fund

3.    Commonwealth           Commonwealth Annuity      Franklin Growth and Income             0.10%    08/01/06
      Annuity and Life       Immediate Variable        Securities Fund
      Insurance Company      Annuity                   Franklin Small-Mid Cap Growth
                             333-81861                 Securities Fund
                                                       Franklin Small Cap Value Securities
                                                       Fund
                                                       Mutual Shares Securities Fund
                                                       Templeton Foreign Securities Fund

4.    Commonwealth           Commonwealth Annuity      Franklin Growth and Income             0.10%    08/01/06
      Annuity and Life       Select Life Plus          Securities Fund
      Insurance Company      333-84879                 Franklin Large Cap Growth Securities
                                                       Fund
                                                       Franklin Small-Mid Cap Growth
                                                       Securities Fund
                                                       Franklin Small Cap Value Securities
                                                       Fund
                                                       Mutual Shares Securities Fund
                                                       Templeton Foreign Securities Fund

5.    Commonwealth           Annuity Scout (Value      Templeton Mutual Shares Securities     0.10%    08/01/06
      Annuity and Life       Generation)               Fund
      Insurance Company      333-87099                 Developing Markets Securities Fund

                                                                                                        DATE OF
                                                                                                     BEGINNING OF
                                                                                                      PERIOD FOR
                                  PRODUCT NAME/                 FUNDS OF THE TRUST             FEE    COMPUTATION
 #           COMPANY             REGISTRATION NO.        (ALL CLASS 2 SHARES UNLESS NOTED)    RATE      OF FEE
-----------------------------------------------------------------------------------------------------------------
6.    Commonwealth           Delaware Golden           Franklin Small-Mid Cap Growth          0.10%    08/01/06
      Annuity and Life       Medallion                 Securities Fund
      Insurance Company      333-81281                 Mutual Shares Securities Fund
                             Delaware I, II, and III   Templeton Foreign Securities Fund
                             33-44380                  Templeton Growth Securities Fund

7.    Commonwealth           ExecAnnuity Plus          Franklin Growth and Income             0.10%    08/01/06
      Annuity and Life       33-39702                  Securities Fund
      Insurance Company                                Franklin Large Cap Growth Securities
                                                       Fund
                                                       Franklin Small-Mid Cap Growth
                                                       Securities Fund
                                                       Mutual Shares Securities Fund
                                                       Templeton Foreign Securities Fund

8.    Commonwealth           ExecutiveSolutions,       Templeton Foreign Securities Fund      0.10%    08/01/06
      Annuity and Life       Group VEL
      Insurance Company      33-92658

9.    Commonwealth           First Union IVA           Templeton Foreign Securities Fund      0.10%    08/01/06
      Annuity and Life       Form no. 3029-99          Templeton Global Asset Allocation
      Insurance Company                                Fund

10.   Commonwealth           First Union Private       Templeton Foreign Securities Fund      0.10%    08/01/06
      Annuity and Life       Placement Annuity         Templeton Global Asset Allocation
      Insurance Company      Forms 3034-00 and         Fund
                             3034-99

11.   Commonwealth           Fulcrum                   Templeton Foreign Securities Fund      0.10%    08/01/06
      Annuity and Life       333-11377
      Insurance Company

12.   Commonwealth           FundQuest (Directed       Templeton Mutual Shares Securities     0.10%    08/01/06
      Annuity and Life       Advisory Solutions)       Fund
      Insurance Company      333-90543                 Developing Markets Securities Fund

13.   Commonwealth           Optim-L                   Franklin Large Cap Growth Securities   0.10%    08/01/06
      Annuity and Life       333-86274                 Fund
      Insurance Company                                Franklin Small-Mid Cap Growth
                                                       Securities Fund
                                                       Franklin Small Cap Value Securities
                                                       Fund
                                                       Mutual Shares Securities Fund
                                                       Templeton Foreign Securities Fund

                                                                                                        DATE OF
                                                                                                     BEGINNING OF
                                                                                                      PERIOD FOR
                                  PRODUCT NAME/                 FUNDS OF THE TRUST             FEE    COMPUTATION
 #           COMPANY             REGISTRATION NO.        (ALL CLASS 2 SHARES UNLESS NOTED)    RATE      OF FEE
-----------------------------------------------------------------------------------------------------------------
14.   Commonwealth           Pioneer C-Vision          Franklin Small-Mid Cap Growth          0.10%    08/01/06
      Annuity and Life       333-64831                 Securities Fund
      Insurance Company      Pioneer No-Load           Templeton Foreign Securities Fund
                             333-90535                 Templeton Global Asset Allocation
                             Pioneer Vision 2          Fund
                             33-85916
                             Pioneer XtraVision
                             333-81017

15.   Commonwealth           Premier Choice            Franklin Growth and Income             0.10%    08/01/06
      Annuity and Life       (Agency C-Shares)         Securities Fund
      Insurance Company      333-38274                 Franklin Large Cap Growth Securities
                                                       Fund
                                                       Franklin Small-Mid Cap Growth
                                                       Securities Fund
                                                       Franklin Small Cap Value Securities
                                                       Fund
                                                       Mutual Shares Securities Fund
                                                       Templeton Foreign Securities Fund

16.   Commonwealth           Select Acclaim (Select    Franklin Large Cap Growth Securities   0.10%    08/01/06
      Annuity and Life       Secondary) 333-92115      Fund
      Insurance Company      Select Charter            Franklin Small-Mid Cap Growth
                             333-63093                 Securities Fund
                             Select No-Load            Franklin Small Cap Value Securities
                             (Advocate) 333-90531      Fund
                             Select Resource           Mutual Shares Securities Fund
                             33-47216                  Templeton Foreign Securities Fund
                             Select Reward
                             333-78245

17.   Commonwealth           Select Inheiritage        Franklin Small-Mid Cap Growth          0.10%    08/01/06
      Annuity and Life       33-70948                  Securities Fund
      Insurance Company      Select Life II            Mutual Shares Securities Fund
                             33-83604
                             Select SPL (Select III)
                             333-58551

18.   Commonwealth           SPL II                    Franklin Large Cap Growth Securities   0.15%    08/01/06
      Annuity and Life       333-84306                 Fund
      Insurance Company                                Franklin Small-Mid Cap Growth
                                                       Securities Fund
                                                       Franklin Small Cap Value Securities
                                                       Fund
                                                       Mutual Shares Securities Fund
                                                       Templeton Foreign Securities Fund

19.   Commonwealth           ValuPlus Assurance        Templeton Foreign Securities Fund      0.10%    08/01/06
      Annuity and Life       333-93031
      Insurance Company

                                                                                                        DATE OF
                                                                                                     BEGINNING OF
                                                                                                      PERIOD FOR
                                  PRODUCT NAME/                 FUNDS OF THE TRUST             FEE    COMPUTATION
 #           COMPANY             REGISTRATION NO.        (ALL CLASS 2 SHARES UNLESS NOTED)    RATE      OF FEE
-----------------------------------------------------------------------------------------------------------------
20.   Commonwealth           Variable Inheiritage      Franklin Large Cap Growth Securities   0.10%    08/01/06
      Annuity and Life       33-70948                  Fund
      Insurance Company                                Franklin Small-Mid Cap Growth
                                                       Securities Fund

21.   Commonwealth           VEL 87/33-14672           Franklin Large Cap Growth Securities   0.10%    08/01/06
      Annuity and Life       VEL 91/33-90320           Fund
      Insurance Company      VEL 93/333-57792          Franklin Small-Mid Cap Growth
                             VELPlus/33-42687          Securities Fund

22.   Commonwealth           VUL 2001 Survivorship     Franklin Growth and Income             0.10%    08/01/06
      Annuity and Life       33-90995                  Securities Fund
      Insurance Company                                Franklin Large Cap Growth Securities
                                                       Fund
                                                       Franklin Small-Mid Cap Growth
                                                       Securities Fund
                                                       Franklin Small Cap Value Securities
                                                       Fund
                                                       Mutual Shares Securities Fund
                                                       Templeton Foreign Securities Fund

                                   SCHEDULE C

                              ADDRESSES FOR NOTICES

If to the Company:              Commonwealth Annuity and Life Insurance Company
                                132 Turnpike Road, Suite 210
                                Southborough, Massachusetts 01772-2129
                                Attention: Michael Reardon, President and CEO

If to the Fund Administrator:   Franklin Templeton Services, LLC
                                One Franklin Parkway, Bldg. 920, 2nd Floor
                                San Mateo, California 94403
                                Attention: Karen Skidmore

   With a copy to:              Franklin Templeton Investments
                                One Franklin Parkway, Bldg. 920, 2nd Floor
                                San Mateo, California 94403
                                Attention: General Counsel